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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998 (except as Note 12 for which the date is March 11, 1998) relating to the financial statements of Millenium Sports Management, Inc. (formerly Skylands Park Management, Inc.) which appears in such Prospectus. We also consent to the reference to us under the caption "Experts" in such Prospectus.


                              WISS & COMPANY, LLP


Woodbridge, New Jersey
April 30, 1998